UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X]            Preliminary Information Statement
[   ]            Definitive Information Statement
[   ]            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

HANGOVER JOE'S HOLDING CORPORATION
 (Name of Registrant As Specified In Its Charter)

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HANGOVER JOE'S HOLDING CORP.
Nine Music Square South
Nashville, TN 37023
303-872-5939

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Nashville, TN *, 2014

This information statement has been mailed on or about *, 2014 to the stockholders of record on *, 2014 (the “Record Date”) of Hangover Joe's Holding Corp., a Colorado corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the voting shares of the Company, dated as of December 1, 2014.  The actions to be taken pursuant to the written consent shall be taken on or about *, 2014, 20 days after the mailing of this information statement.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Matthew Veal Interim Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 1, 2014

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding voting shares of the Company dated December 1, 2014, in lieu of a special meeting of the stockholders.  Such action will be taken on or about *, 2014:

•
To amend the Company's Articles of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company from 500,000,000 shares to 5,000,000,000 shares.

•	Grant of discretionary authority to the Board Of Directors to implement up to one-two hundred reverse stock split.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 347,706,881 shares were issued and outstanding, which such number of issued and outstanding shares includes 700,008 shares of common stock under the Series A Preferred.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  In addition, the Company has authorized 10,000,000 shares of preferred stock, par value $0.10 per share, of which 425,000 have been designated as Series A Preferred Shares, 125,000 have been designated as Series B Preferred Shares, 5,000,000 have been designated as Series C Preferred Shares, 200,000 have been designated as Series D Preferred Shares and 10,000 have been designated as Series E Preferred Shares.  There are currently 87,501 issued and outstanding Series A Preferred Shares which are entitled to vote on an as-converted basis of 700,008 shares of common stock.  There are currently no issued and outstanding Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares.  There are currently 10,000 issued and outstanding Series E Preferred Shares which are convertible into 178,270,000 shares of common stock, subject to the Company increasing its authorized shares of common stock to 5,000,000,000 and are entitled to vote on an as-converted basis multiplied by 2.5.

The holders of outstanding shares of Series A Preferred Shares (the "Series A Preferred") are entitled to notice of any shareholders’ meeting and to vote as a single class with the common stock upon any matter submitted for approval by the holders of common stock, on an as-converted basis. Each share of Series A Preferred shall have eight votes per share. If any dividend or distribution is declared or paid by the Company on common stock, whether payable in cash, property, securities or rights to acquire securities, the holders of the Series A Preferred will be entitled to participate with the holders of common stock in such dividend or distribution, as defined.

Additionally, upon liquidation, dissolution or winding up on the Company, the Series A Preferred shareholders are entitled to be paid together with the common shareholders on a pro-rata basis.  The Series A Preferred shareholders may convert such shares of Series A Preferred in whole or in part, at any time, or from time-to-time upon written notice to the Company subject to the terms set forth below. The Series A Preferred may, or shall, be converted into shares of the Company’s authorized but unissued common stock on the following bases: (i) At the option of the holder, at any time before the “Financial Milestone” is met each share of Series A Preferred shall be convertible into eight shares of the Company’s common stock. (ii) Upon the “Financial Milestone” being met, each share of Series A Preferred shall automatically be converted into 28.8 shares of the Company’s common stock. (iii) If the “Financial Milestone” has not been met by October 8, 2013, each share of Series A Preferred then outstanding shall automatically be converted into eight shares of the Corporation’s Common Stock.

On January 10, 2013, the Board of Directors approved the authorization of 125,000 Series B Preferred Shares.  In connection with the TCA transaction, the Company issued 125,000 shares of Series B Preferred Shares. The Series B Preferred Shares ranks pari passu to the Common Stock. The Holder of outstanding shares of Series B Preferred Shares is entitled to notice of any shareholders’ meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the holders of common stock. Each share of Series B Preferred Shares has one vote per share. All outstanding shares of Series B Preferred Stock are entitled to be paid the “Liquidation Preference,” which is defined and calculated as follows: $125,000 in the aggregate (not on a per share basis), payable monthly at various amounts, and due in full by virtue of the TCA default.  As a result of the redemption of the Series B Preferred Shares, there are currently no issued and outstanding Series B Preferred Shares.

In April 2013, the Board of Directors approved the authorization of 5,000,000 shares of Series C Preferred Stock (the “Series C Preferred Stock”). The Series C Preferred shares have voting rights equal to three votes per share and contain an automatic conversion into 15,000,000 common shares immediately upon the Company obtaining shareholder approval of, and filing with the Colorado Secretary of State, an increase in authorized common stock to at least 200,000,000 shares.

On April 12, 2013, the Company executed a term sheet with an accredited investor (“Investor”) for a proposed investment of $1,000,000 in the Company in exchange for 15,000,000 shares of common stock, 5,000,000 shares of Series C Preferred Stock, and warrants to acquire 500,000 shares of common stock at $0.12 per share for a period of five years. The first tranche of $500,000 was to be deposited on or before May 17, 2013 in exchange for 15,000,000 shares of common stock and warrants to acquire 250,000 common shares described above. The second tranche of $500,000 is to be deposited on or before September 20, 2013 in exchange for 5,000,000 shares of Series C Preferred Stock and warrants to acquire 250,000 common shares described above. As of September 30, 2013, the Company received $320,500 toward the first investment tranche.  There are currently no issued and outstanding Series C Preferred Shares and the Investor agreed to accept shares of common stock in lieu of Series C Preferred Shares.

The common shares and underlying common shares attributable to the Series C Preferred Stock and warrants will have piggyback registration rights that will be triggered if the Company files a registration statement with the Securities and Exchange Commission for the resale of other securities. The warrants may be redeemed by the Company if certain conditions are met, including that the shares underlying the warrants have been registered and the common stock trades at or above $.20 per share for 20 trading days. The Investor will be entitled to one seat on the Company's Board of Directors, and certain other development and distribution rights, as defined.

Of the 10,000,000 shares of the Company’s authorized Preferred Stock, ($0.10 par value per share), the Company designated 200,000 Series D Convertible Preferred Stock (the “Series D Preferred”) and has issued 41,116 shares of this class of preferred stock.  The holders of outstanding shares of Series D Preferred will be entitled to notice of any shareholders’ meeting and to vote as a single class with the common stock upon any matter submitted for approval by the holders of common stock, on an as-converted basis, as defined. Each share of Series D Preferred shall have one hundred votes per share. If any dividend or distribution is declared or paid by the Company on common stock, whether payable in cash, property, securities or rights to acquire securities, the holders of the Series D Preferred will be entitled to participate with the holders of common stock in such dividend or distribution, as defined.  There are currently no issued and outstanding Series D Preferred Shares.

Additionally, upon liquidation, dissolution or winding up on the Company, the Series D Preferred shareholders are entitled to be paid together with the common shareholders on a pro-rata basis.  The Series D Preferred holders may convert such shares of Series D Preferred in whole or in part, at any time, or from time-to-time upon written notice to the Company subject to the terms set forth below. The Series D Preferred may, or shall, be converted into shares of the Company’s authorized but unissued common stock at the option of the holder, at any time after the Company is able to successfully increase its authorized common shares to 500,000,000 each share of Series D Preferred shall be convertible into one hundred shares of the Company’s common stock.  Additionally, The Company may automatically convert such shares six months after the increase in authorized shares. There are currently no issued and outstanding Series D Preferred Shares.

On December 1, 2014, the Board of Directors approved the authorization of 10,000 shares of Series E Preferred Stock (the “Series E Preferred Stock”).  There are currently 10,000 issued and outstanding Series E Preferred Shares which are convertible into 178,270,000 shares of common stock, subject to the Company increasing its authorized shares of common stock to 5,000,000,000 and are entitled to vote on an as-converted basis multiplied by 2.5.

In order to waive any breach of the employment agreements (the "Agreements") previously entered into between the Company and Shawn Adamson, Michael Jaynes and Matthew A. Veal (collectively, the "Executives"), respectively, due to the fact that the Company is unable to issue shares of common stock owed to the Executives under the Agreements, and to avoid any litigation associated therewith, the Company amended the Agreements pursuant to which the Company issued to the Executives an aggregate of 10,000 Series E Preferred Shares, in accordance with the terms and conditions set forth in that certain Certificate of Designation (the "Certificate of Designation") filed by the Company with the State of Colorado.  As of December 1, 2014, the Company issued 4,737 Series E Preferred Shares to Shawn Adamson, 4,737 Series E Preferred Shares to Michael Jaynes and 526 4,737 Series E Preferred Shares to Matthew A. Veal.

The holders of outstanding shares of Series E Preferred Shares are entitled to notice of any shareholders’ meeting and to vote as a single class with the common stock upon any matter submitted for approval by the holders of common stock, on an as-converted basis multiplied by 2.5. If any dividend or distribution is declared or paid by the Company on common stock, whether payable in cash, property, securities or rights to acquire securities, the holders of the Series E Preferred will be entitled to participate with the holders of common stock in such dividend or distribution, as defined.

Additionally, upon liquidation, dissolution or winding up on the Company, the Series E Preferred shareholders are entitled to be paid together with the common shareholders on a pro-rata basis.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2014.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Corporations and Associations Act of the State of Colorado.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before *, 2014.  The Articles of Amendment are attached hereto as Exhibit A.  The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 500,000,000 to 5,000,000,000 shares of common stock and grant the Board the discretionary authority to reverse split the common stock at a ratio of up to 1:200 at any time prior to December 31, 2015.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the actions. Under Colorado corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. The Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Corporation on an as-converted basis.  As of the Record Date, 347,706,881  shares of Common Stock were issued and outstanding, which such number of issued and outstanding shares includes 700,008 shares of common stock under the Series A Preferred.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of amending the Company's Articles of Incorporation, to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 5,000,000,000 shares, and granting discretionary authority to the Board Of Directors to implement up to a one-two hundred reverse stock split at any time prior to December 31, 2015.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date, is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of *, 2014, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock (1)
Matthew Veal (2)	10,882,774		2.1%
Michael Jaynes (2)	115,092,601	(3)	21.9%
Shawn Adamson	114,892,601	(4)	21.9%
All Officers and Directors as a Group	125,974,375		24.0%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 347,706,881 shares of common stock outstanding as of December 1, 2014, which such number of issued and outstanding shares includes 700,008 shares of common stock under the Series A Preferred.

(2) Officer and/or director of the Company.

(3) Consists of (i) 30,647,636 shares of common stock held by Alcoy International Services and (ii) 84,444,965 shares of common stock issuable upon conversion of 4,737 shares of Series E Preferred Shares held individually. Mr. Jaynes has sole dispositive voting power over shares held by Alcoy International Services.

(4) Consists of (i) 30,447,636 shares of common stock held by Daimiel Global Resources and (ii) 84,444,965 shares of common stock issuable upon conversion of 4,737 shares of Series E Preferred Shares held individually. Mr. Adamson has sole dispositive voting power over shares held by Daimiel Global Resources.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
INCREASE OF AUTHORIZED SHARES

On *, 2014, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000.  The Company currently has authorized capital stock of 500,000,000 shares of Common Stock and approximately 347,706,881 shares of Common Stock are outstanding as of *, 2014, which such number of issued and outstanding shares includes 700,008 shares of common stock under the Series A Preferred.  425,000 have been designated as Series A Preferred Shares,  125,000 have been designated as Series B Preferred Shares, 5,000,000 have been designated as Series C Preferred Shares, 200,000 have been designated as Series D Preferred Shares and 10,000 have been designated as Series E Preferred Shares.  The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of *, 2014, a total of 347,706,881 shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding, which such number of issued and outstanding shares includes 700,008 shares of common stock under the Series A Preferred of which 425,000 have been designated as Series A Preferred Shares,  125,000 have been designated as Series B Preferred Shares, 5,000,000 have been designated as Series C Preferred Shares, 200,000 have been designated as Series D Preferred Shares and 10,000 have been designated as Series E Preferred Shares.. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti‑takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences.  Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti‑takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Revolving Credit Facility

On January 10, 2013, the Company entered into a senior secured lending arrangement with TCA Global Credit Master Fund, LP (“TCA”) for up to a maximum borrowing of $6,000,000. The credit facility provided for an initial line of credit of $425,000 based upon accounts receivable and projected sales and was to be used only as permitted under the specified use of proceeds for working capital purposes. The initial line of credit had a nine month term from the date of closing with a nine month renewal option. The lending arrangement is secured by all of the assets of the Company. As a partial guaranty under the TCA lending arrangement, the Company’s CEO personally guaranteed certain representations made by the Company to TCA. At closing, the Company was advanced $425,000 less fees and closing costs.

In connection with the agreement above, TCA charged an investment banking fee consisting of 125,000 shares of newly authorized Series B Preferred Shares of the Company equating to an aggregate of $125,000 in the Company’s capital stock. The shares are mandatorily redeemable and were scheduled to be repaid in 2013. Also in connection with the TCA agreement, the Company issued 194,954 shares of common stock to a consulting firm as consideration for a finder’s fee for this transaction.

Mandatorily Redeemable Series B Preferred Stock

On January 10, 2013, the Board of Directors approved the authorization of 125,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”). In connection with the TCA transaction, the Company issued 125,000 shares of Series B Preferred Stock to TCA. The Series B Preferred Stock ranks pari passu to the Company’s common stock. The holder of outstanding shares of Series B Preferred Stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the holders of common stock. Each share of Series B Preferred Stock shall have one vote per share. All outstanding shares of Series B Preferred Stock will be entitled to be paid the “Liquidation Preference,” which is defined and calculated as follows: $125,000 in the aggregate (not on a per share basis), payable monthly at various amounts, and due in full by virtue of the TCA default discussed above. In 2013, $57,500 was paid on the mandatorily redeemable Series B preferred stock, and the remaining balance of $67,500 is presented as a current liability in the accompanying December 31, 2013 balance sheet. The remaining balance was settled on August 12, 2014, as more fully described in Note 9.

TCA Settlement

On August 12, 2014, the Company entered into a $513,000 Settlement Agreement with TCA whereby GEL Properties LLC and Union Capital LLC each entered into Assignment and Assumption Agreements with TCA in the amount of $230,000 each.  Pursuant to the settlement agreement, Gel and Union are to assume a total of $460,000 (to be purchased  from TCA and assumed by Gel and Union) in four equal monthly installments and the Company agreed to pay TCA $53,000 ninety days after the final installments are paid under the Assignment and Assumption Agreements (Notes 3 and 9). $230,000 of this settlement has been paid, however the Settlement is in default because insufficient reserves of authorized common shares are available to GEL and Union to complete the remainder of the settlement.

Convertible Promissory Notes

Convertible promissory notes at September 30, 2014, consisted of the following:

JMJ Financial [A]	59,262

JSJ Investments Inc. [B]	96,548

Asher Enterprises [C]

LG Capital Funding, LLC [D]	70,500

Adar Bays, LLC [E]	26,500

KBM Worldwide, Inc. [F]	121,500

Auctus Private Equity Fund, LLC [G]	61,250

Eastmore Capital, LLC [H]	35,000

GEL Properties [I]	109,000

Union Capital, LLC [J]	109,840

Black Mountain Equities, Inc. [K]	50,000

Tangiers Investment Group, LLC [L]	40,000

Total	779,400

JMJ Note [A]

In June 2013, the Company closed on a 12%, 12-month convertible promissory note with JMJ Financial (“JMJ”) (the “JMJ Note”). The face amount of the JMJ Note reflects a principal sum of $500,000, with total borrowings that may be available of $450,000 (which is net of a 10% original issue discount). Upon closing of the JMJ Note, the Company received $100,000 from JMJ. In September 2013, the Company received an additional $25,000 from JMJ, and in September, 2014, the Company received an additional $30,000 from JMJ.

JMJ has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The conversion price is the lesser of $0.05 or 70% of the average of the three lowest closing prices in the 25 trading days previous to the conversion.

The Note is subject to various default provisions, and the occurrence of such an event of default will cause the outstanding principal amount under the JMJ Note, together with accrued and unpaid interest, and all other amounts payable under the JMJ Note, to become, at JMJ’s election, immediately due and payable to JMJ.

The Company determined beneficial conversion features existed at the commitment dates. A beneficial conversion feature of approximately $32,000 was recorded as a discount to the note in 2013, and has been amortized over the term of the loan. A beneficial conversion feature of approximately $10,100 was recorded as a discount to the note in September, 2014, and is being amortized over the term of the loan.  The unamortized debt discount recorded at September 30, 2014 and December 31, 2013, was approximately $9,000 and $14,800, respectively. The JMJ note has an effective interest rate of approximately 34%.

JMJ Conversions

On June 30, 2014, JMJ exercised its option to convert approximately $47,000 of the obligation into 6,000,000 common shares of the Company.

Between July and September 2014, JMJ converted $72,879 of their promissory note and accrued interest for 14,700,000 shares.

In October 2014, JMJ converted $35,453 of their promissory note and accrued interest  for 18,416,795 shares.

  JSJ Notes[B]

In December 2013, the Company received $25,000 from JSJ Investments Inc. (“JSJ”) in exchange for a $25,000 convertible note (the “JSJ Note 1”). This note bears interest at 12% per annum and matured on May 19, 2014. On or after the maturity date, any unpaid amounts and accrued interest are convertible by the holder, at the holder’s discretion, into shares of the Company’s common stock. The conversion price is at 50% discount of the average of the three lowest closing prices on the previous ten days, with a maximum conversion price equal to the price if determined on the note execution date.

In March 2014, the Company entered into second convertible note with JSJ (the “JSJ Note 2”) in exchange for $50,000. This note also bears interest at 12% per annum and matured on September 20, 2014, with a conversion price at 50% discount of the average of the three lowest closing prices on the previous twenty trading days that would be obtained if the conversion were to be made on the date this note was executed.  In addition, the JSJ Note 2 has a redemption premium of 150% of the Principal (the "Repayment Amount"), which such Repayment Amount may be paid by the Company only upon approval and acceptance of JSJ.

In May, 2014, in consideration of $50,000 (the "Principal"), the Company issued a 12% Convertible Note (the “JSJ Note 3”) to JSJ. The Note bears interest at the rate of 12% per annum and the maturity date is November 21, 2014 but JSJ may require that the Note be repaid on demand, with a conversion price at 50% discount of the average of the three lowest closing prices on the previous twenty trading days that would be obtained if the conversion were to be made on the date this note was executed.  The JSJ Note 3 has a redemption premium of 150% of the Principal (the "Repayment Amount"), which such Repayment Amount may be paid by the Company only upon approval and acceptance of JSJ.

The JSJ notes are subject to various default provisions, and the occurrence of such an event of default will cause the outstanding principal and interest to become immediately due and payable to JSJ.

 The Company determined a beneficial conversion feature existed at the commitment date for all three notes. A beneficial conversion feature of approximately $10,000 was recorded as a discount to the first note, a beneficial conversion feature of $22,500 was recorded as a discount to the second note and a beneficial conversion of $25,000 was recorded as a discount to the third note and these are being amortized over the term of the loans. The unamortized debt discount recorded at September 30, 2014 and December 31, 2013 was approximately $6,300 and $10,000, respectively. The JSJ notes have an effective interest rate of approximately 55%, 51% and 56%, respectively.

JSJ Conversions

On July 2, 2014, JSJ converted their entire $25,000 (including $1,000 of interest) promissory note dated December, 2013 for 4,230,652 shares.

On September 29, 2014, JSJ converted $18,968 of their $50,000 promissory note dated March 31, 2013 for 9,727,251 shares.

In October 2014, JSJ converted $49,172 of their $50,000 promissory note dated March 31, 2013 for 33,911,321 shares.

 Asher Notes[C]

On January 14, 2014, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $58,000 (the "Asher Note 1"). The financing closed on January 14, 2014. The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on October 9, 2014. The Note is convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading day period prior to conversion.

On March 17, 2014, the Company entered into a second Securities Purchase Agreement with Asher, for the sale of an 8% convertible note in the principal amount of $22,500 (the "Asher Note 2"). The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on December 9, 2014. The Note is convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading day period prior to conversion.

The Company determined a beneficial conversion feature existed at the commitment date for both notes. A beneficial conversion feature of approximately $26,000 was recorded as a discount to the first note and a beneficial conversion feature of $10,000 was recorded as a discount to the second note and both are being amortized over the term of the loans. The unamortized debt discount recorded at September 30, 2014 for both notes totaled $-0-. The Asher notes have an effective interest rate of approximately 51%.

On April 15, 2014, the Company received a notice of default demanding immediate payment of a sum representing 150% of the outstanding principal plus default interest on both notes.

Asher Conversions

In July and August 2014, Asher converted $87,500 of their promissory note (and $2,320 of interest) dated January 14, 2014 for 5,629,809 shares.

In September 2014, Asher converted $40,750 (and $900 of interest) of their promissory note dated March 17, 2014 for 15,164,264 shares.

As a result of these conversions the Asher notes have been settled in full.

LG Note [D]

On March 19, 2014, the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG"), for the sale of an 8% convertible redeemable note in the principal amount of $26,500 (the "LG Note").  This financing closed on March 19, 2014.

The LG Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on March 19, 2015.  The LG Note is convertible into common stock, at LG’s option, at a 45% discount for 20 prior trading days including the notice of conversion date.  The LG Note is subject to prepayment penalties up to a 150% multiple of the principal, interest and other amounts owing, as defined.  After the expiration of 180 days following the date of the LG Note, the Company has no right of prepayment.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $12,000 was recorded as a discount to the note and has been amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $4,700. The LG Note has an effective interest rate of approximately 53%.

On July 3, 2014, the Company entered into a Securities Purchase Agreement with LG for the sale of two 8% convertible redeemable notes each in the principal amount of $52,500 (the "LG Notes") in consideration of $52,500 and the delivery by LG of a Collateralized Secured Promissory Note Back End Note payable to the Company in the principal amount of $52,500 (the "LG Back End Note").  The financing closed on July 10, 2014.

The LG Notes bear interest at the rate of 8% per annum.  All interest and principal must be repaid to the lowest trading price with a twenty day lookback on July 3, 2015.  The LG Note are convertible into common stock, at LG's option, at a 45% discount to the average of the three lowest closing prices of the common stock during the 20 trading day period prior to conversion.  In the event the Company prepays the LG Notes in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 125% if prepaid during the period commencing on the closing date through 60 days thereafter, (ii) 140% if prepaid 61 days following the closing through 120 days following the closing and (iii) 150% if prepaid 121 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the LG Notes, the Company has no right of prepayment.  The LG Note issued in consideration of the LG Back End Note may only be converted by LG in the event the LG Back End Note is paid in full.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,500 was recorded as a discount to the note and has been amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $19,300. The LG Note has an effective interest rate of approximately 54%.

LG Conversions

On September 30, 2014, LG converted $8,500 (and $352 of interest) of their $26,500 promissory note dated March 31, 2013 for 4,235,459 shares.

In October 2014, LG converted $18,000 (and $400 of interest) of their $26,500 promissory note dated March 31, 2013 for 11,386,102 shares.

Adar Bays LLC Note [E]

On March 24, 2014, the Company entered into a Securities Purchase Agreement with Adar Bays LLC (“Adar Bays”), for the sale of two convertible notes in the aggregate principal amount of $51,500 (with the first note for an amount of $26,500 and the second note for an amount of $25,000). The Company received proceeds of $25,000 (net of $1,500 financing costs) in exchange for an 8% convertible promissory note due on March 24, 2015.  This note is convertible into common stock, at the holder’s option, at any time after 180 days at a 45% discount to the lowest closing bid price of the Company’s common stock during the 20 day trading period prior to conversion including the notice of conversion date, as defined.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $12,000 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $4,900. The LG note has an effective interest rate of approximately 53%.

KBM Worldwide, Inc. Notes [F]

On May 14, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc. ("KBM"), for the sale of an 8% convertible note in the principal amount of $29,000 (the "KBM Note 1"). This Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on February 13, 2015. The Note is convertible into common stock, at KBM’s option, at a 45% discount to the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading day period prior to conversion.

The KBM Note 1 is subject to prepayment penalties up to a 140% multiple of the principal, interest and other amounts owing, as defined. KBM has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. The total net proceeds the Company received from this Offering were $29,000, less financing costs of $500.

On May 29, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc. for the sale of an 8% convertible note in the principal amount of $32,500 (the "KBM Note 2").  The financing closed on May 29, 2014.

The KBM Note 2 bears interest at the rate of 8% per annum.  All interest and principal must be repaid on March 27, 2015.  The KBM Note 2 is convertible into common stock, at KBM’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the KBM Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 115% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 120% if prepaid 31 days following the closing through 60 days following the closing and (iii) 125% if prepaid 61 days following the closing through 90 days following the closing and (iv) 130% if prepaid 91 days following the closing through 120 days following the closing and (v) 135% if prepaid 121 days following the closing through 150 days following the closing and (vi) 140% if prepaid 151 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the KBM Note, the Company has no right of prepayment.

KBM has agreed to restrict its ability to convert the KBM Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The total net proceeds the Company received from this Offering was $32,500, less attorney’s fees.

On July 27, 2014 Hangover Joe's Holding Corporation (the “Company”) entered into a Securities Purchase Agreement with KBM Worldwide, Inc. ("KBM"), for the sale of an 8% convertible note in the principal amount of $27,500 (the "KBM Note 3").  The financing closed on August 19, 2014.

The KBM Note 3 bears interest at the rate of 8% per annum.  All interest and principal must be repaid on April 28, 2015.  The KBM Note 3 is convertible into common stock, at KBM’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the KBM Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 115% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 120% if prepaid 31 days following the closing through 60 days following the closing and (iii) 125% if prepaid 61 days following the closing through 90 days following the closing and (iv) 130% if prepaid 91 days following the closing through 120 days following the closing and (v) 135% if prepaid 121 days following the closing through 150 days following the closing and (vi) 140% if prepaid 151 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the KBM Note, the Company has no right of prepayment.

KBM has agreed to restrict its ability to convert the KBM Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The total net proceeds the Company received from this Offering was $27,500, less attorney’s fees.

On September 2, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide, Inc. ("KBM"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "KBM Note 4").  The financing closed on September 8, 2014.

The KBM Note 4 bears interest at the rate of 8% per annum.  All interest and principal must be repaid on June 4, 2015.  The KBM Note 4 is convertible into common stock, at KBM's option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the KBM Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 115% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 120% if prepaid 31 days following the closing through 60 days following the closing and (iii) 125% if prepaid 61 days following the closing through 90 days following the closing and (iv) 130% if prepaid 91 days following the closing through 120 days following the closing and (v) 135% if prepaid 121 days following the closing through 150 days following the closing and (vi) 140% if prepaid 151 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the KBM Note, the Company has no right of prepayment.

KBM has agreed to restrict its ability to convert the KBM Note 3 and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The total net proceeds the Company received from this Offering was $32,500, less attorney’s fees.

The Company determined a beneficial conversion feature existed at the commitment date for all KBM notes. A beneficial conversion feature of approximately $13,800 was recorded as a discount to the first note, approximately $15,500 was recorded as a discount to the second note, approximately $13,100 was recorded as a discount to the third note, and approximately $15,500 as a discount to the fourth note; all of these discounts are being amortized over the term of the loans. The unamortized debt discount recorded at September 30, 2014 for all KBM notes totaled approximately $39,100. The KBM notes have an effective interest rate of approximately 54%.

On November 25,2014, KBM converted $10,160 of  KBM Note 1 into 4,838,095 common shares of the Company. KBM Note 1 has now been converted in full.

On December 1,2014, KBM converted $20,000 of KBM Note 2 into 9,090,909 common shares of the Company. KBM Note 2 now has a remaining balance of $12,500.

Auctus Private Equity Fund, LLC [G]

On July 24, 2014, the Company entered into a Securities Purchase Agreement with Auctus Private Equity Fund LLC ("Auctus"), for the sale of an 8% convertible redeemable note in the principal amount of $61,500 (the "Auctus Note").

The Auctus Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on April 24, 2015.  The Auctus Note is convertible into common stock, at Auctus’s option, at a 45% discount to the average of the two lowest closing prices of the common stock during the 25 trading day period prior to conversion.  In the event the Company prepays the Auctus Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 125% if prepaid during the period commencing on the closing date through 60 days thereafter, (ii) 140% if prepaid 61 days following the closing through 120 days following the closing and (iii) 150% if prepaid 121 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the Auctus Note, the Company has no right of prepayment.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $29,200 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $22,100. The Auctus Note has an effective interest rate of approximately 39%.

Eastmore Capital, LLC [H]

On July 24, 2014, the Company entered into a Securities Purchase Agreement with Eastmore Capital LLC ("Eastmore"), for the sale of an 8% convertible redeemable note in the principal amount of $35,000 (the "Eastmore Note").  The financing closed on August 12, 2014.

The Eastmore Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on August 5, 2015.  The Eastmore Note is convertible into common stock, at Eastmore’s option, at a 50% discount to the lowest closing price of the common stock during the 15 trading day period prior to conversion.  In the event the Company prepays the Eastmore Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 125% if prepaid during the period commencing on the closing date through 60 days thereafter, (ii) 140% if prepaid 61 days following the closing through 120 days following the closing and (iii) 150% if prepaid 121 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the Eastmore Note, the Company has no right of prepayment.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $20,700 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $17,500. The Eastmore Note has an effective interest rate of approximately 62%.

GEL Properties, LLC [I]

On August 12, 2014, the Company entered into a Securities Purchase Agreement with GEL Properties LLC ("GEL"), for the sale of an 8% convertible redeemable note in the principal amount of $57,500 (the "GEL Note 1").  The financing closed on August 12, 2014. The GEL Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on August 12, 2015.  The GEL Note is convertible into common stock, at GEL’s option, at a 45% discount to the  lowest closing bid price of the common stock for the 20 trading day period including the conversion note date prior to conversion.  Both notes contain penalty clauses for the Company not being DWAC eligible, DTC eligible, or under a DTC chill. The company is presently in compliance with those provisions.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,900 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $22,300. The GEL Note has an effective interest rate of approximately 53%.

On September 12, 2014, the Company entered into a Securities Purchase Agreement with GEL Properties LLC ("GEL"), for the sale of an 8% convertible redeemable note in the principal amount of $57,500 (the "GEL Note 2").  The financing closed on September 12, 2014.

The GEL Notes bears interest at the rate of 8% per annum.  All interest and principal must be repaid on August 12, 2015.  The GEL Notes are convertible into common stock, at GEL’s option, at a 45% discount to the av lowest closing bid of the common stock during the 20 trading day period prior to conversion including the notice of conversion.  Both notes contain penalty clauses for the Company not being DWAC eligible, DTC eligible, or under a DTC chill. The company is presently in compliance with those provisions.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,900 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $24,500. The GEL Note has an effective interest rate of approximately 53%.

In August and September 2014, GEL converted $6,000 (on a tentative basis, to be redetermined according to the agreed-upon discount when the shares are actually sold) for 21,335,407 shares.

In October  2014, GEL converted $2,000 (on a tentative basis, to be redetermined according to the agreed-upon discount when the shares are actually sold) for 20,100,000 shares.

  Union Capital, LLC [J]

On August 12, 2014, the Company entered into a Securities Purchase Agreement with Union Capital LLC ("Union"), for the sale of an 8% convertible redeemable note in the principal amount of $57,500 (the "Union Note 1").  The financing closed on August 12, 2014.

The Union Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on August 12, 2015.  The Union Note is convertible into common stock, at Union’s option, at a 45% discount to the  lowest closing bid price of the common stock for the 20 trading day period including the conversion note date prior to conversion.  Both notes contain penalty clauses for the Company not being DWAC eligible, DTC eligible, or under a DTC chill. The company is presently in compliance with those provisions.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,900 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $22,300. The Union Note has an effective interest rate of approximately 53%.

On September 11, 2014, the Company entered into a Securities Purchase Agreement with Union Capital LLC ("Union"), for the sale of an 8% convertible redeemable note in the principal amount of $57,500 (the "Union Note 2").  The financing closed on September 12, 2014.

The Union Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on September 11, 2015.  The Union Note is convertible into common stock, at Union’s option, at a 45% discount to the  lowest closing bid price of the common stock for the 20 trading day period including the conversion note date prior to conversion.  Both notes contain penalty clauses for the Company not being DWAC eligible, DTC eligible, or under a DTC chill. The company is presently in compliance with those provisions.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,900 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $24,500. The Union Note has an effective interest rate of approximately 53%.

In August and September 2014, Union converted $4,000 (on a tentative basis, to be redetermined according to the agreed-upon discount when the shares are actually sold) for 15,000,000 shares.

In October 2014, Union converted $9,487 (and $104 of interest) (on a tentative basis, to be redetermined according to the agreed-upon discount when the shares are actually sold) for 17,206,806 shares.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $25,900 was recorded as a discount to the note and is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 was approximately $24,500. The Union Note has an effective interest rate of approximately 53%.

Black Mountain Equities, Inc. Note [K]

On June 4, 2014, in consideration of $225,000 (the "Consideration"), the Company issued a Convertible Note (the "BLE Note") in the original principal amount of $250,000 (the "Original Principal Amount") to Black Mountain Equities, Inc. ("BLE"). As of September 30, 2014, the Company has drawn approximately $50,000 on this note.  The Original Principal Amount carries an original issue discount of $25,000.  The BLE Note bears a one-time interest charge of 12% which was applied to the Original Principal Amount upon issuance of the BLE Note.  The maturity date is one year from each payment of Consideration. The BLE Note is convertible, at BLE’s option, at the lesser of (a) $.05 or (b) 60% of the lowest trade occurring during the twenty five consecutive trading days prior to the conversion date. At any time within the 90 day period immediately following the issuance of the BLE Note, the Company may prepay the remaining outstanding balance of the BLE Note upon providing BLE with 10 business days notice, provided that (i) the Company pays BLE 150% of the remaining outstanding balance of the BLE Note, (ii) such amount is paid in cash on the next day following the 10 business day notice period, and (iii) BLE may still convert the BLE Note until such prepayment amount is paid in full.  The shares issuable upon conversion of the BLE Note carry piggy-back registration rights.

As of the date hereof, the Company is obligated on the above notes in connection with the offerings. The notes are a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The Company determined a beneficial conversion feature existed at the commitment date for both notes. A beneficial conversion feature of approximately $25,200 was recorded as a discount to the note which is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 for the note totaled approximately $17,100. The note has an effective interest rate of approximately 74%.

On December 4,2014, Black Mountain Equities converted $24,960 of BLE Note into 16,000,000 common shares of the Company. BLE Note has now a remaining balance of $36,640 including accrued interest.

Tangiers Investment Group, LLC [L]

On September 3, 2014, the Company entered into a Note Purchase Agreement with Tangiers Investment Group, LLC ("Tangiers"), for the sale of a 10% convertible promissory note in the principal amount of $40,000 (the "Note").  $2,000 (the "Fee") of the financing amount was retained by Tangiers through an original issue discount for due diligence and legal bills related to the transaction.  The financing closed on September 14, 2014.

The Note bears interest at the rate of 10% per annum.  All interest and principal must be repaid on September 3, 2015.  The Note is convertible into common stock, at Tangiers's option and will be equal to 60% of the lowest 15 daily VWAPs (Volume Weighted Average Price) of the Company's common stock prior to the date on which Tangiers elects to convert all or part of the Note.  If the Company is placed on "chilled" status with the Depository Trust Company, the discount will be increased by 10% until such chill is remedied. If the Company is not deposit and withdrawal eligible at custodian (DWAC) through their transfer agent and the DTC, the discount will be increased by 5%.  In the case of both, the discount shall be a cumulative 15%.  The Note may not be prepaid in whole or in part by the Company.

Tangiers has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock of the Company.  The total net proceeds the Company received from this Offering was $40,000, less the Fee.

The Company determined a beneficial conversion feature existed at the commitment date. A beneficial conversion feature of approximately $16,700 was recorded as a discount to the note which is being amortized over the term of the loan. The unamortized debt discount recorded at September 30, 2014 for the note totaled approximately $15,500. The note has an effective interest rate of approximately 47%.

The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

There are currently 10,000 issued and outstanding Series E Preferred Shares which are convertible into 178,270,000 shares of common stock, subject to the Company increasing its authorized shares of common stock to 5,000,000,000 and are entitled to vote on an as-converted basis multiplied by 2.5.

In order to waive any breach of the employment agreements (the "Agreements") previously entered into between the Company and Shawn Adamson, Michael Jaynes and Matthew A. Veal (collectively, the "Executives"), respectively, due to the fact that the Company is unable to issue shares of common stock owed to the Executives under the Agreements, and to avoid any litigation associated therewith, the Company amended the Agreements pursuant to which the Company issued to the Executives an aggregate of 10,000 Series E Preferred Shares (the "Series E Preferred Shares"), in accordance with the terms and conditions set forth in that certain Certificate of Designation (the "Certificate of Designation") filed by the Company with the State of Colorado;

As of December 1, 2014, the Company issued 4,737 Series E Preferred Shares to Shawn Adamson, 4,737 Series E Preferred Shares to Michael Jaynes and 526 Series E Preferred Shares to Matthew A. Veal.

The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the private  placement  of these  securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering,  Asher is an accredited  investor, Asher had access to information about the Company  and their  investment,  Asher  took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
TO IMPLEMENT UP TO ONE-TWO HUNDRED REVERSE STOCK SPLIT

Our Board and the stockholders holding a majority of the voting shares  have adopted a resolution authorizing, but not requiring, the Board to amend our Certificate of Incorporation to effect a Reverse Split. The reverse split exchange ratio that the directors and stockholders approved and deemed advisable is up to 200 pre-consolidation shares for each one post-consolidation share, with the Reverse Split to occur on or prior to December 31, 2015. The Board has authority to implement the Reverse Split on the basis of up to 200 pre-consolidation shares for each one post-consolidation share at any time it determined prior to December 31, 2015.  In addition, this proposal also gives the Board authority to decline to implement a reverse split.

Our Board believes that a range for the exchange ratio of the Reverse Split (as contrasted with approval of a specified ratio of the split) provides the Board with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual ratio for implementation of the reverse split would be determined by our Board based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to our stockholders.

Our directors also believe that approval of prior to December 31, 2015 for the effectuation of the Reverse Split (as contrasted with approval of a specified time of the split) provides the Board with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the Reverse Split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our stockholders.

The Board believes that the higher share price that might initially result from the Reverse Split could help generate interest in the Company among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

Stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted. In particular, if we elect to implement the Reverse Split, there is no assurance that prices for shares of our Common Stock will be up to 200 times greater than the price for shares of our Common Stock immediately prior to the Reverse Split, depending on the ratio of the split.  Furthermore, there can be no assurance that the market price of our Common Stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split, Fractional Shares

The number of shares of our Common Stock issued and outstanding would be reduced following the effective time of the Reverse Split in accordance with the following formula: if our directors decide to implement a one for ten reverse split, every ten shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with ten being equal to the exchange ratio of the reverse split, as determined by the directors in their discretion.  Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 200 exchange ratio, or such lesser exchange ratio as may be determined by our directors, subject to adjustment for fractional shares, as described below).  The authorized number of shares of our common stock and the par value of our common stock under our Certificate of Incorporation would remain the same following the effective time of the reverse split.

Fractional shares which would otherwise be held by the stockholders of our common stock after the Reverse Split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each 200 shares of our Common Stock held. The Reverse Split may reduce the number of holders of post-reverse split shares as compared to the number of holders of pre-reverse split shares to the extent that there are stockholders presently holding fewer than 200 shares (or such lesser number as may be determined by our directors). However, the intention of the Reverse Split is not to reduce the number of our stockholders. In fact, we do not expect that the Reverse Split will result in any material reduction in the number of our stockholders.

The number of stockholders of record would not be affected by the Reverse Split (except to the extent that any stockholder holds only a fractional share interest and receives a full share in lieu of such fractional share).

We currently have no intention of going private, and this Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split does not increase the risk of us becoming a private company in the future.

The number of authorized but unissued shares of our Common Stock effectively will be increased significantly by the Reverse Split of our Common Stock.  For example, based on the 347,706,881 shares of our Common Stock outstanding on the Record Date, and the 500,000,000 shares of our Common Stock that are currently authorized under our certificate of incorporation, which is being increased to 5,000,000,000, 152,293,119 shares of our Common Stock remain available for issuance presently subject to the increase.  For example, if we were to elect to implement a one for ten reverse split the number of our outstanding shares of Common Stock would decrease from 347,706,881 shares to 34,770,688 shares, and 4,652,293,119 shares of Common Stock would remain available for issuance after the reverse split.  Therefore, such reverse split, if implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 152,293,119shares to 4,652,293,119 shares assuming our authorized shares are increased to 5,000,000,000.

As more fully described above, we currently have  151,669,390 shares of common stock reserved to be issued in connection with our outstanding convertible debentures and Series E Preferred Shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our Common Stock.

Potential Anti-Takeover Effect

The effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our Board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the Reverse Split.

No Appraisal Rights

Stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such rights.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Split if it is effectuated by the Board.

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers ( e.g. , non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

In general, the federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive a reduced number of shares of our common stock in exchange for their old shares of our Common Stock. We believe that the likely federal income tax effects of the Reverse Split will be that a stockholder who receives solely a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Split, such stockholder's basis in the reduced number of shares of our Common Stock will equal the stockholder's basis in his old shares of our Common Stock.

Our view regarding the tax consequences of a Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to the potential tax consequences to him or her of the Reverse Split.

Procedure for Effecting the Reverse Split

If the Board decides to implement the Reverse Split at any time prior to December 31, 2015, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Colorado to amend our existing Certificate of Incorporation. The Reverse Split will become effective on the date of filing the Certificate of Amendment, and on the effective date of such filing, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The Certificate of Amendment has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding voting shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Colorado and as the Board deems necessary and advisable to effect the Reverse Split, including the applicable ratio for the Reverse Split.

The Reverse Split will take place without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

 Upon a Reverse Split, we intend to treat stockholders holding our Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in "street name". However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form  10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement.  We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at Nine Music Square South #284, Nashville, TN 37023 80126.  The Annual Report and most recent Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors, /s/ Matthew Veal Interim Chief Executive Officer and Director

Nashville, Tennessee
*, 2014